Exhibit 23.2

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 31, 2005, accompanying the consolidated financial statements and schedule included in the Form 10-K of K•Swiss Inc. for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8 of K•Swiss Inc.

/s/ Grant Thornton LLP

Los Angeles, California

February 16, 2005

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